Exhibit 4.9

Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

APPENDIX 07

(Amendment of Factory Lease Agreement No. 242/2022/HDTNX/VHIZ - VF dated February 24, 2022)

This Appendix (hereinafter referred to “Appendix”) is made and signed on November 1, 2024, by and between:

The Lessor: VINHOMES HAI PHONG INDUSTRIAL ZONE INVESTMENT JOINT STOCK COMPANY

Head office address: No. 7, Bang Lang 1 Street, Vinhomes Riverside Urban Area, Viet Hung Ward, Long Bien District, Hanoi City, Vietnam

Enterprise code:	[***]

The representative:	[***]

Title:	[***]

Hereinafter referred to as “VHIZ HP”

And:

The Lessee: VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY

Head office address:	Dinh Vu – Cat Hai Economic Zone, Cat Hai Island, Cat Hai Town, Cat Hai District, Hai Phong City, Vietnam

Enterprise code:	[***]

The representative:	[***]

Title:	[***]

Hereinafter referred to as “VINFAST”

VHIZ HP, VINFAST shall be collectively referred to as the “Parties” and individually referred to as a “Party”.

WHEREAS:

-

On February 24, 2022, Vinhomes Industrial Zone Investment Joint Stock Company and VinFast Trading and Production Joint Stock Company have entered into the Factory Lease Agreement No. 242/2022/HĐTNX/VHIZ-VINFAST (hereinafter referred to as “Agreement”).

-

On 24 February 2022, the General Meeting of Shareholders of Vinhomes Industrial Zone Investment Joint Stock Company (hereinafter referred to as “VHIZ”) issued Resolution No. 18.10/2024/NQ-ĐHĐCĐ-VHIZ on approving the separation plan (“Regulation”). Accordingly, VHIZ transferred a part of the shareholders along with assets corresponding to the value of the shares to the Spun-off Company according to the ownership ratio in the Divided Company to establish a new company, namely Vinhomes Ha Tinh Industrial Zone Investment Joint Stock Company (“VHIZ HT”) and VHIZ HP without terminating the existence of VHIZ.

-	Pursuant to Article 199 of the Law on Enterprises 2020, VHIZ HP and VHIZ HT naturally inherit all rights, obligations and legitimate interests of VFIIZ as divided according to the Resolution.
-	Pursuant to the above Resolution, VHIZ will transfer all rights and obligations under this Contract to VHIZ HP, accordingly, VHIZ HP inherits all rights and obligations of VHIZ under the Contract.

Article 1. THE PARTIES HEREBY AGREE AND CONSENT AS FOLLOWS:

1.	VHIZ HP is the successor to all rights and obligations of VHIZ related to the Contract.
2.	Any reference to VHIZ under the Contract will be construed as a reference to VHIZ HP.

Article 2. DETAILED ACCOUNT INFORMATION OF THE LESSOR IS AS FOLLOWS:

Account Name:	[***]
Account Number:	[***]
Opened at:	[***]

Article 3. GENERAL PROVISIONS

1.	Apart from the contents agreed upon by the Parties in this Appendix, other provisions of the Contract remain in full force and effect.
2.	This Appendix is made in 06 (six) counterparts in Vietnamese in the same legal value, of which each Party keeps 03 (three) originals as basis for implementation. It is effective since signing.

IN WITNESS WHEREOF, the authorized representatives of the Parties have signed this Appendix on the date stated at the beginning of the Appendix.

For and on behalf of VHIZ HP	For and on behalf of VINFAST

Signed and sealed	Signed and sealed
/s/[***]	/s/[***]
Title: [***]	Title: [***]